UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2015

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer; Consulting Arrangement. On September 28, 2015, R. Michael Rouleau, Chief Executive Officer of Tuesday Morning Corporation (the “Company”), retired as Chief Executive Officer and as a director of the Company, effective immediately.  In connection with the retirement of Mr. Rouleau as a director, the Board of Directors (“Board”) reduced the size of the Board to seven members.

In connection with his retirement, the Company and Mr. Rouleau entered into a Consulting Agreement on September 28, 2015 governing his provision of consulting services to the Company. The Consulting Agreement is for a term ending March 31, 2016, and provides that during the term Mr. Rouleau will provide services reasonably requested, including assisting with succession planning and providing advice and counsel upon request relating to strategic and operational matters of the Company.  In consideration for the consulting services, the Company agreed to pay Mr. Rouleau $58,333.33 for each month during the term of the consulting arrangement and to provide that the time-based restricted stock award granted to Mr. Rouleau in 2014 will continue to vest during the term of the Consulting Agreement. The Consulting Agreement may be terminated by either the Company or Mr. Rouleau under certain circumstances.  The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the copy of the Consulting Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Appointment of Executive Chairman; Creation of Office of the Chairman. Effective as of September 28, 2015, the Board appointed Steven R. Becker, Chairman of the Board, to serve as Executive Chairman of the Company. In that role, Mr. Becker will continue his duties as Chairman of the Board, will serve as the interim principal executive officer of the Company and will lead the newly-formed Office of the Chairman described below. Mr. Becker, age 48, has served as Chairman of the Board and as a director of the Company since 2012.  Mr. Becker is a partner and co-founder of Becker Drapkin Management, L.P., a Dallas-based value investment fund focused on constructive activism in the small cap market.  Before starting Becker Drapkin in December 2009, Mr. Becker was a founding partner in Greenway Capital, a fund focused on small cap, U.S. companies, that he started in 2005. The terms related to Mr. Becker’s engagement as the Company’s Executive Chairman are being finalized and will be disclosed by the Company when available on an amendment to this Current Report on Form 8-K.  Effective as of September 28, 2015, the Board also created an Office of the Chairman, whose members will support oversight of the Company’s strategic initiatives until a new Chief Executive Officer is appointed. The Office of the Chairman will be led by Mr. Becker and will include the following additional members: Terry L. Burman, who was appointed by the Board as Vice Chair, Melissa Phillips, President and Chief Operating Officer, and Phillip D. Hixon, Executive Vice President, Store Operations.

Appointment of Lead Independent Director.  Effective as of September 28, 2015, the Board appointed Terry L. Burman, an independent director, as the Lead Independent Director for the Board. No determination has been made by the Board at this time regarding Mr. Burman’s compensation for serving as the Lead Independent Director.

Item 7.01.  Regulation FD Disclosure.

On September 29, 2015, the Company issued a press release announcing the Board and management changes.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 — “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Consulting Agreement dated September 28, 2015 by and between R. Michael Rouleau and Tuesday Morning Corporation
99.1	Press Release of Tuesday Morning Corporation, dated September 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: September 29, 2015	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Consulting Agreement dated September 28, 2015 by and between R. Michael Rouleau and Tuesday Morning Corporation

99.1	Press Release issued by Tuesday Morning Corporation, dated September 29, 2015